EXHIBIT 99.2.1

Confirmation Agreement

The Sahara Group, Inc., a Delaware USA Corporation ("The Sahara Group"), Firecreek Petroleum, Inc., a Delaware Corporation ("Firecreek"), and EGPI Firecreek, Inc., a Nevada Corporation ("EGPI"), ("Parties" and each a "Party") desire to confirm certain matters relating to the General Agreement On Strategic Partnership and Joint Activity ("General Agreement") signed 7 December 2004 by Company, and International Integration Oil & Gas Construction Syndicate (also known as "Minneftegazstroi"). The General Agreement includes Addition (1) to the General Agreement, signed 13 December 2004.

1.

The previously agreed to "Management Fee" is now defined as being a "Field Operations Director Fee" paid to Minneftegazstroi and a "Project Director Fee" paid to The Sahara Group. The fees will be equal in amount and will be determined on a field-by-field or project-by-project basis. The fees are generally estimated to be in an aggregate amount equal to 20% of the net revenues of each project after payment of governmental taxes and fees but before payment of operating expenses or debt service.

2.

The Sahara Group and Firecreek will evaluate oil fields and propose the work program and budget for the fields. Upon approval by Minneftegazstroi of such work program and budget, Firecreek will obtain a DeGolyer and MacNaughten reserve report as required by parties providing funding. An operating agreement will be entered into for each project.

3.

Field operations will be performed by Minneftegazstroi in accordance with approved work programs and associated budgets. The Sahara Group will provide overall coordination and guidance, and Firecreek will act as the operator for each project with overall control of operations. There will be a technical committee with four representatives of Minneftegazstroi and four representatives of Firecreek to recommend work programs and budgets. There will be an operating committee to make final decisions. Each of Minneftegazstroi, The Sahara Group and Firecreek will designate a representative for the operating committee. Decisions of the operating committee will be unanimous. Work programs and budgets approved by the operating committee will be funded by EGPI to Firecreek as the working interest owner. Operator may act through a wholly-owned Russian subsidiary to accomplish projects.

4.

To satisfy requirements of the U.S. Securities Exchange Commission and investing parties, EGPI will be responsible for overall financial tracking and oversight. Minneftegaztroi, The Sahara Group and Firecreek will comply with tracking and accounting procedures acceptable to EGPI and funding parties. If there is a change of control or management of a Party, the other Parties in a project may replace such Party (but only as to the capacity of such Party to control matters with respect to a project, and not with respect to funding responsibilities or entitlement to receive distributions from working interests).Field Rights for projects will be contributed to the working interest owners in projects (the Parties who put up the money for projects). Working interest owners will be permitted to pledge such rights to third parties who provide funding for projects.

5.

After payment by Firecreek acting as operator of costs, expenses, fees and taxes relating to operations under each operating agreement, and payment of the Project Director Fee and Field Operations Fee, net revenues from each Project will be distributed to working interest owners in the Project. Disbursements of funds to pay costs and fees and distribute profits from operations will require approval signatures of two members of the operating committee. The Sahara Group will pay out the Project Director Fee it receives 1/3 each to its members (InterOilGas, Firecreek and DAC, Inc.).

6.

To assure payment of expenses and repayment of funds provided by EGPI, Firecreek agrees that its share of fees and net revenues from each project will be used to pay its operating expenses not allocable to projects, pre-development funds and project development funds in accordance with agreements by which such funds were obtained, and then dividends to EGPI.

7.

The above matters shall be described in more detail in each operating agreement.

Executed to be effective February 15, 2005.

The Sahara Group, Inc.

Firecreek Petroleum, Inc.

EGPI Firecreek, Inc.

By:/s/ Rusbek Bisultanov

By:/s/ John R. Taylor

By:/s/ Dennis Alexander

Rusbek Bisultanov

        John R. Taylor

        Dennis Alexander

President

           President

        Chairman

Approved:      DAC, Inc.

InterOilGas

By:  /s/ David A. Christian

By:/s/ Rusbek Bisultanov

         David A Christian

        Rusbek Bisultanov

President

President